SCHEDULE 14A INFORMATION
 Proxy Statement Pursuant to Sec. 14(a) of the Securities Exchange Act of 1934.
                                (Amendment No. )

Filed by the Registrant  [X]
Filed by a Party other than the Registrant  [ ]

Check the appropriate box:
[ ]      Preliminary Proxy Statement
[ ]      Confidential, for Use of the Commission Only (as permitted by Rule 14a-
         6(e)(2)
[X]      Definitive Proxy Statement
[ ]      Definitive Additional Materials
[ ]      Soliciting Material Pursuant to Sec. 240.14a-11(c) or Sec. 240.14a-12

                           FIRST NATIONAL CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[ ]       $125  per  Exchange   Act  Rules   0-11(c)(1)(ii),   14a-6(i)(1),   or
          14a-6(i)(2) or Item 22(a)(2) of Schedule 14A.
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[ ]      Fee computed on table below per Exchange Act Rules 14a-6(i)(4)and 0-11.

         1)

               Title of each class of securities to which transaction applies:


               -----------------------------------------------------------------

         2)    Aggregate number of securities to which transaction applies:

               -----------------------------------------------------------------

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

               -----------------------------------------------------------------

         4)    Proposed maximum aggregate value of transaction:-----------------

         5)    Total fee paid:--------------------------------------------------

[X]      Fee paid previously with preliminary materials

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)     Amount Previously Paid:-----------------------------------------

         2)     Form, Schedule or Registration Statement No.:-------------------

         3)     Filing Party:---------------------------------------------------

         4)     Date Filed:-----------------------------------------------------

                           FIRST NATIONAL CORPORATION
                         345 John C. Calhoun Drive, S.E.
                        Orangeburg, South Carolina 29115


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            To be held April 23, 1996


TO THE SHAREHOLDERS:

      Notice is hereby given that the Annual Meeting of the Shareholders (the "Annual Meeting") of First National Corporation, a South Carolina corporation (the "Company"), will be held at the Main Banking Center of First National Bank, 345 John C. Calhoun Drive, S.E., Orangeburg, South Carolina at 2:00 p.m., on April 23, 1996, for the following purposes:

      (1)   To elect five directors of the Company to serve three-year terms;

      (2)   To adopt amendments to the Company's Articles of Incorporation;

      (3) To approve the First National Corporation 1996 Incentive Stock Option Plan;

      (4)   To  ratify  the  appointment  of  J.W.  Hunt  &  Company,   LLP,  as
            independent auditors for the Company for the fiscal year ending December 31, 1996; and

      (5) To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

      Only record holders of Common Stock of the Company at the close of business on March 8, 1996, are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

      The Company's Proxy, Proxy Statement (providing important shareholder information for the Annual Meeting), and its 1995 Annual Report to Shareholders are enclosed with this Notice.

      You are cordially invited and urged to attend the Annual Meeting in person. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, YOU ARE REQUESTED TO COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENCLOSED, SELF- ADDRESSED, STAMPED ENVELOPE. IF YOU NEED ASSISTANCE IN COMPLETING YOUR PROXY, PLEASE CALL THE COMPANY AT TELEPHONE NUMBER (803) 534-2175. IF YOU ATTEND THE ANNUAL MEETING AND DESIRE TO REVOKE YOUR PROXY AND VOTE IN PERSON YOU MAY DO SO. IN ANY EVENT, A PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS EXERCISED.

     THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF ALL THE PROPOSALS PRESENTED.


                                    By Order of the Board of Directors



                                    James C. Hunter, Jr.
                                    Secretary
Orangeburg, South Carolina
April 2, 1996

                           FIRST NATIONAL CORPORATION
                         345 John C. Calhoun Drive, S.E.
                        Orangeburg, South Carolina 29115

                                 PROXY STATEMENT
                     FOR THE ANNUAL MEETING OF SHAREHOLDERS
                            to be Held April 23, 1996

                -------------------------------------------------

      This Proxy Statement is furnished to shareholders of First National Corporation, a South Carolina corporation (herein, unless the context otherwise requires, together with its subsidiaries, the "Company"), in connection with the solicitation of proxies by the Company's Board of Directors for use at the Annual Meeting of Shareholders to be held at the Main Banking Center of First National Bank, 345 John C. Calhoun Drive, S.E., Orangeburg, South Carolina at 2:00 p.m., on April 23, 1996 or any adjournment thereof (the "Annual Meeting"), for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders.

      Solicitation of proxies may be made in person or by mail, telephone or telegraph by directors, officers and regular employees of the Company. The Company may also request banking institutions, brokerage firms, custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of Common Stock of the Company held of record by such persons, and the Company will reimburse the reasonable forwarding expenses. The cost of solicitation of proxies will be paid by the Company. This Proxy Statement was first mailed to shareholders on or about April 2, 1996.

     The Company has its principal executive offices at 345 John C. Calhoun Drive, S.E., Orangeburg, South Carolina 29115. The Company's telephone number is
(803) 534-2175.

                                  ANNUAL REPORT

      The Annual Report to Shareholders covering the Company's fiscal year ended December 31, 1995, including financial statements, is enclosed herewith. Such Annual Report to Shareholders does not form any part of the material for the solicitation of proxies.

                               REVOCATION OF PROXY

      Any shareholder returning the accompanying proxy may revoke such proxy at any time prior to its exercise (a) by giving written notice to the Company of such revocation, (b) by voting in person at the meeting, or (c) by executing and delivering to the Company a later dated proxy. Attendance at the Annual Meeting will not in itself constitute revocation of a proxy. Any written notice or proxy revoking a proxy should be sent to First National Corporation, 345 John C. Calhoun Drive, S.E., Orangeburg, South Carolina 29115, Attention: W. Louis Griffith. Written notice of revocation or delivery of a later dated proxy will be effective upon receipt thereof by the Company.

                                QUORUM AND VOTING

      The Company's only voting security is its $5.00 par value Common Stock ("Common Stock"), each share of which entitles the holder thereof to one vote on each matter to come before the Annual Meeting. At the close of business on March 8, 1996 (the "Record Date"), the Company had issued and outstanding 2,247,636 shares of Common Stock, which were held of record by approximately 1,718 persons. Only shareholders of record at the close of business on the Record Date are entitled to notice of and to vote on matters that come before the Annual Meeting. Notwithstanding the Record Date specified above, the Company's stock transfer books will not be closed and shares of the Common Stock may be transferred subsequent to the Record Date. However, all votes must be cast in the names of holders of record on the Record Date.

      The presence in person or by proxy of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting. If a share is represented for any purpose at the Annual Meeting by the presence of the registered owner or a person holding a valid proxy for the registered owner, it is deemed to be present for the purposes of establishing a quorum. Therefore, valid proxies which are marked "Abstain" or "Withhold" or as to which no vote is marked, including proxies submitted by brokers that are the record owners of shares (so-called "broker non-votes"), will be included in determining the number of votes present or represented at the Annual Meeting. If a quorum is not present or represented at the meeting, the shareholders entitled to vote, present in person or represented by proxy, have the power to adjourn the meeting from time to time until a quorum is present or represented. If any such adjournment is for a period of less than 30 days, no notice other than an announcement at the meeting, will be given of the adjournment. If the adjournment is for 30 days or more, notice of the adjourned meeting will be given in accordance with the Bylaws. Directors, officers and regular employees of the Company may solicit proxies for the reconvened meeting in person or by mail, telephone or telegraph. At any such reconvened meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally noticed.

      Adoption of the proposed amendments to the Company's Articles of Incorporation requires the affirmative vote of two-thirds of the outstanding shares of Common Stock. Votes that are withheld or shares that are not voted on the amendments will have the effect of votes against the amendments.

      Provided a quorum is present at the meeting, directors will be elected by a majority of the votes cast at the Annual Meeting. Votes that are withheld or shares that are not voted in the election of directors will have no effect on the outcome of election of directors. Cumulative voting will not be permitted.

      Approval of the proposal to adopt the 1996 Incentive Stock Option Plan requires the affirmative vote of a majority of the total shares present and entitled to vote at the annual meeting. Shares that are present and entitled to vote at the meeting and that are withheld from voting, or shares that are present and entitled to vote at the meeting and that are not voted on adoption of the plan will have the effect of votes against the plan.

      All other matters which may be considered and acted upon at the Annual Meeting, including ratification of J. W. Hunt & Company, LLP as independent auditors, require that the number of shares of Common Stock voted in favor of the matter exceed the number of shares of Common Stock voted against the matter, provided a quorum is present. Votes that are withheld or shares that are not voted will have no effect on the outcome of such matters.

                       ACTIONS TO BE TAKEN BY THE PROXIES

      Each proxy, unless the shareholder otherwise specifies therein, will be voted "FOR" the election of the persons named in this Proxy Statement as the Board of Directors' nominees for election to the Board of Directors; "FOR" adoption of the 1996 Incentive Stock Option Plan; "FOR" adoption of the proposed amendments to the Company's Articles of Incorporation; and "FOR" the ratification of the appointment of J. W. Hunt & Company, LLP as accountants for the fiscal year ending December 31, 1996. In each case where the shareholder has appropriately specified how the proxy is to be voted, it will be voted in accordance with his specifications. As to any other matter of business which may be brought before the Annual Meeting, a vote may be cast pursuant to the accompanying proxy in accordance with the best judgment of the persons voting the same, but the Board of Directors does not know of any such other business.

                              STOCKHOLDER PROPOSALS

      Any shareholder of the Company desiring to present a proposal for action at the 1997 Annual Meeting of Shareholders must deliver the proposal to the executive offices of the Company no later than December 5, 1996. Only proper proposals that are timely received will be included in the Company's Proxy Statement and Proxy.

                             PRINCIPAL SHAREHOLDERS

      The following table sets forth, as of March 8, 1996, the number and percentage of outstanding shares beneficially owned by (i) each director and nominee for director of the Company, (ii) each person named in the Summary Compensation Table, and (iii) all executive officers and directors of the Company as a group. No person is known by the Company to own more than 5% of the outstanding Common Stock.


Name, (and Address                              Year First                Number of Shares            % of Common Stock
of 5% Shareholder)                        Elected Director              Beneficially Owned                 Ownership
------------------                        ----------------              ------------------             ----------------
E. Everett Gasque, Jr.                             1993                       17,438(1)                         *
John L. Gramling, Jr.                         Bank-1974                        3,020(2)                         *
                                           Company-1985
Robert R. Horger                                   1991                        5,576                            *
Harry M. Mims, Jr.                                 1988                       10,965                            *
Dick G. McTeer                                     1994                          315                            *
James W. Roquemore                                 1994                        3,214(3)                         *
Johnny E. Ward                                     1991                       11,265(4)                         *
M. Maceo Nance, Jr.                                1995                        1,514(5)                         *
Charles W. Clark                                   1993                       23,308                         1.04
Clarence F. Evans**                           Bank-1978                        4,753                            *
                                           Company-1985
C. John Hipp, III                                  1994                       23,554(6)                      1.05
Robert H. Jennings, III                       Bank-1963                       37,476(7)                      1.70
                                           Company-1985
Edward V. Mirmow, Jr.                         Bank-1983                       35,751                         1.60
                                           Company-1985
Larry D. Westbury                                  1986                        9,237(8)                         *
William B. Cox                                Bank-1979                      106,764(9)                      4.75
                                           Company-1985
C. Parker Dempsey                             Bank-1983                        3,716                            *
                                           Company-1985
J. Carlisle McAlhany                          Bank-1969                       37,308                         1.70
                                           Company-1985
Anne H. Oswald                                     1991                          298(10)                        *
James E. Sulton, Sr.**                             1993                          393                            *
A. Dewall Waters                                   1987                        5,747(11)                        *
All directors and                                                            349,215(12)                    15.50
Executive Officers as a
Group (22 persons)

-----------------------------
*Less than 1% of outstanding FNC Common Stock.
**The terms of Messrs. Evans and Sulton expire at the Annual Meeting pursuant to the Bylaws, which provide for expiration of the term of any director at the next annual meeting after he reaches the age of 72.

(1)   Includes 1,185 shares owned by spouse.
(2)   Includes 595 shares owned by spouse.
(3) Includes 392 shares in an IRA; 1,134 shares owned by spouse in an IRA; and 600 shares held by Mr. Roquemore as custodian for his three children.
(4)   Includes 7,958 shares held in an IRA.
(5)   Includes 1,076 shares held in joint tenancy account with spouse.
(6) Includes 377 shares in an IRA; 155 shares owned by spouse in an IRA; 14,450 shares owned by a general partnership in which Mr. Hipp owns a 1/7 interest, of which Mr. Hipp disclaims beneficial ownership of all but 2,064 shares; 1,512 shares subject to currently exercisable options; and 5,185 shares of restricted stock which Mr. Hipp presently has the right to vote.
(7)   Includes 12,822 shares owned by spouse.
(8) Includes 1,358 shares held in an IRA account; and 6,098 shares subject to currently exercisable options. (9) Includes 49,660 shares owned by spouse, as to which Mr. Cox disclaims beneficial ownership.
(10)  Includes 12 shares held in joint tenancy account with spouse.
(11)  Includes 1,484 shares held in an IRA.
(12)  Includes 12,849 shares subject to currently exercisable options.

                              ELECTION OF DIRECTORS

      The Articles of Incorporation provide for a maximum of 20 directors, to be divided into three classes each serving three-year terms. Five directors will be elected at the Annual Meeting to serve for three-year terms or until their successors are elected and qualified to serve. The Company's bylaws provide that no person is eligible to be a nominee for election as a director of the Company unless the person shall have been nominated by a record shareholder of the Company in writing delivered to the secretary of the Company not less than 45 days prior to the meeting at which directors are to be elected. The Board of Directors' nominees, William B. Cox, C. Parker Dempsey, J. Carlisle McAlhany, Anne H. Oswald, and A. Dewall Waters, are presently directors of the Company and have served continuously since first becoming directors. No other persons have been nominated.

      The terms of James E. Sulton, Sr. and Clarence F. Evans will expire at the Annual Meeting pursuant to the Bylaws, which provide for expiration of the term of any director at the next annual meeting after he reaches the age of 72. The Board of Directors has chosen not to present for election at the Annual Meeting nominees to fill these two vacancies. Therefore, by operation of state law, Messrs. Evans and Sulton will continue to serve as directors until their successors are elected. The Board expects to elect successors for Messrs. Evans and Sulton subsequent to the Annual Meeting pursuant to powers granted to the Board of Directors under the Bylaws. The persons who will be elected by the Board of Directors have not yet been designated. Such persons are then expected to be nominated for election by shareholders at the 1997 annual meeting of shareholders. At the 1996 Annual Meeting, the proxies cannot be voted for a greater number of nominees than the number set forth below.

      The table below sets forth the name, address, expiration of term as a director and business experience for the past five years for each of the directors of the Company.


                                  Position in FNC and
    Name, Age and Address         First National Bank       Business Experience for the Past Five Years

                                     Director Nominees For Terms Expiring in 1999

William B. Cox                          Director            Chairman of the Board, Cox Wood Preserving Co., Inc.
Orangeburg, SC (70)                                         - Wood preserving and processing.

C. Parker Dempsey                       Director            Secretary, Dempsey Wood Products, Inc., (since 1990) -
Orangeburg, SC (67)                                         Lumber Manufacturer; Executive Vice President, Stone
                                                            Forest    Industries
(prior to 1990) - Forestry services.

J. Carlisle McAlhany                    Director            Retired Merchant.
Reevesville, SC (80)

Anne H. Oswald                          Director            Partner, Oswald and White Realty - Real estate
Walterboro, SC (48)                                         brokerage agency.

A. Dewall Waters                        Director            Partner, Main Waters Enterprises Partnership -
Orangeburg, SC (51)                                         Owner/Operator, McDonald's Restaurants.


                                     Current Directors Whose Terms Expire in 1998

E. Everett Gasque, Jr.                  Director            President, E. E. Gasque & Son, Inc. - Farming Supplies
Elloree, SC (65)                                            and Products.

John L. Gramling, Jr.                   Director            Farmer.
Orangeburg, SC (64)

Robert R. Horger                     Vice Chairman          Vice Chairman of the Board, First National Bank and
Orangeburg, SC (45)                   of the Board          First National Corporation since 1994;Attorney-Horger,
                                                            Barnwell and Reid.

Harry M. Mims, Jr.                      Director            President, J. F. Cleckley & Company - Road
Orangeburg, SC (54)                                         construction and paving contractor.


                             3



Dick G. McTeer                          Director            Retired Motel Owner/Operator.
Bluffton, SC (69)

James W. Roquemore                      Director            Executive Vice President, Patten Seed Company, Inc.,
Orangeburg, SC (40)                                         Lakeland,   Georgia;   General   Manager  of  Super-
                                                            Sod/Carolina  -  Production  and  marketing of turf,
                                                            grass,  sod and  seed.  Owner and  operator  of golf
                                                            courses in Georgia.

Johnny E. Ward                          Director            President, W & W Truck & Tractor Company, Inc. -
Moncks Corner, SC (54)                                      Logging and farming equipment, sales and service.


                                     Current Directors Whose Terms Expire in 1997

M. Maceo Nance, Jr.                     Director            Retired President, South Carolina State University.
Orangeburg, SC (70)

Charles W. Clark                        Director            President, Santee Shores, Inc. - Real Estate
Santee, SC (46)                                             Development and Management.

C. John Hipp, III                 President and Chief       1994  -  present,   President  and  Chief  Executive
Orangeburg, SC (44)                Executive Officer        Officer,  First  National  Bank and  First  National
                                                            Corporation;  1991 to  1994,  President,  Rock  Hill
                                                            National   Bank  and   Rock   Hill   National   Bank
                                                            Corporation; 1990 to 1991, Executive Vice President,
                                                            Rock Hill National  Bank.

Robert H.  Jennings,  III               Director            Retired  in 1994 as  Chairman  of the  Board,  First
Orangeburg,  SC (71)                                        National   Corporation   and  First  National  Bank;
                                                            Retired President,  Palmetto Baking Company - Bakery
                                                            products.

Edward V. Mirmow, Jr.                   Director            Retired Attorney (since 1991).
Orangeburg, SC (65)

Larry D. Westbury                     Chairman of           Chairman of the Board, First National Bank and First
Orangeburg, SC (63)                    the Board            National Corporation since 1994; Retired in 1994 as
                                                            President and Chief Executive Officer First National
                                                            Corporation and First National Bank.


Meetings of the Board of Directors and Committees.

      The Boards of Directors of the Company and First National Bank are comprised of the same persons.

      During 1995, the Board of Directors of the Company held 8 regular meetings, while the Board of Directors of First National Bank held 13 regular meetings. Each director attended at least 75% of the aggregate of (a) the total number of meetings of the Board of Directors of each of the Company and First National Bank held during the period for which he or she served as a director, and (b) the total number of meetings held by all committees of the Board of Directors of each of the Company and First National Bank on which he or she served.

      During 1995, First National Bank Directors each received an annual retainer of $3,000, payable at the rate of $250 per month. In addition, members of the Executive Committee of First National Bank also received an annual retainer of $5,200, paid at the rate of $100 per week. Members of the Audit Committee of First National Bank were paid $50 per committee meeting attended. Directors who are also officers of First National Bank do not receive any such fees. No directors' fees were paid by the Company in 1995.

     The Company's only standing committee is the Executive Committee, which is composed of Larry D. Westbury, Chairman, William B. Cox, Clarence F. Evans, Robert R. Horger, Robert H. Jennings, III, J. Carlisle McAlhaney, Harry M. Mims, Jr. and C. John Hipp, III. The Board of Directors of the Company may, by resolution adopted by a majority of its members, delegate to the Executive Committee the power, with certain exceptions, to exercise the authority of the Board of Directors in the management of the affairs of the Company. The
Executive Committee also acts as nominating committee for the purpose of recommending to the Board of Directors nominees for election to the Board of Directors. The Executive Committee will consider nominees recommended by record shareholders upon compliance with the following procedure: The nomination must be in writing and must be delivered to the Secretary of the Company not less than 45 days prior to the meeting of shareholders at which directors are to be elected. The written nomination must state the name, address and number of shares owned by the nominee, and the name and address of the shareholder making the nomination. The Executive Committee of the Company was established by amendment to the Company's Bylaws adopted by the Board of Directors in February, 1996. Accordingly, the committee held no meetings in 1995.

      First National Bank's Board of Directors maintains Audit, Compensation, Executive and Policy Committees. The functions, composition and frequency of meetings for these bank Committees during 1995 were as follows:

      Audit Committee - The Audit Committee was composed of Edward V. Mirmow, Jr., Chairman, E. Everett Gasque, Jr., and Johnny E. Ward. The Audit Committee held 10 meetings in 1995. The Audit Committee recommends to the Board of Directors the appointment of the Company's independent auditors, reviews with the independent auditors the recommendations and results of the audit engagement, maintains direct reporting responsibility and regular communication with the internal audit staff of the Company and First National Bank, reviews the scope and the results of the audits of the Company's internal audit department and other matters pertaining to the Company's accounting and financial reporting functions, approves the services to be performed by the independent auditors, considers the range of audit and non-audit fees, and reviews the adequacy of the Company's and First National Bank's systems of internal accounting controls.

     Executive Committee - The Executive Committee was composed of Larry D. Westbury, Chairman, William B. Cox, Clarence F. Evans, Robert R. Horger, Robert
H.  Jennings,  III, J. Carlisle  McAlhany,  Harry M. Mims, Jr. and C. John Hipp,
III. The Executive Committee, with certain exceptions, has the authority to act on behalf of the Board of Directors of First National Bank in the management of the business affairs of First National Bank. The Executive Committee has the responsibility for planning and recommending to the Board of Directors the succession of executive management of First National Bank. The Executive Committee met 50 times in 1995.

     Compensation  Committee - The Compensation Committee is composed of William
B. Cox, Chairman, C. Parker Dempsey, A. Dewall Waters, Larry D. Westbury and C. John Hipp, III. The Compensation Committee met 3 times in 1995. The Compensation Committee evaluates the performance of the executive officers of the Company and recommends to the Board of Directors, through the Executive Committee, matters concerning compensation, salaries, and other forms of executive compensation to officers of First National Bank.

     Policy Committee - The Policy Committee is composed of Robert R. Horger, Chairman, William B. Cox, Clarence F. Evans, C. John Hipp, III, Robert H. Jennings, III, J. Carlisle McAlhany, Harry M. Mims, and Larry D. Westbury. The primary purpose of the Policy Committee is to recommend new policies and review present policies of First National Bank. The Policy Committee met 8 times in 1995.

                             EXECUTIVE COMPENSATION

      The following table summarizes for the years indicated current and long-term compensation and stock related compensation for C. John Hipp, III, the only executive officer of the Company and its subsidiary, First National Bank, whose total salary and bonus for the year ended December 31, 1995 exceeded $100,000.

================================================================================

                           SUMMARY COMPENSATION TABLE
                                            ----------------------------------------------------------------------------------------
                                                           Annual                        Long Term
                                                        Compensation                    Compensation
                                                                                           Awards
                                            -----------------------------------
---------------------------------------------                                 -------------------------------
     Executive Officer             Year          Salary(1)         Bonus(2)      Number of Securities                All Other
       and Principal                                                             Underlying Options(3)            Compensation(4)
          Position
------------------------------------------------------------------------------------------------------------------------------------
C. John Hipp, III,                  1995             $146,018          $6,000                         6,050            $1,815
President and Chief                 1994(5)            97,794           6,000                         5,500             -0-
Executive Officer                   1993(6)               N/A             N/A                           N/A             N/A

--------------------------------------------------------------------------------
(1) Perquisites and personal benefits did not exceed the lesser of $50,000 or 10% of total salary plus bonus.


(2) Figures shown represent actual cash bonuses paid during the year indicated. First National Bank maintains an incentive compensation plan known as the Employee Incentive Compensation Plan ("Plan"). Amounts payable under the Plan are based on First National Corporation's performance in terms of its Return on Equity (ROE) for any calendar year. The First National Bank Executive Committee sets performance goals for First National Corporation at the beginning of any calendar year. The Board of Directors of the Company, however, has the discretion to change during any year the performance goals, payment amounts and other requirements of the Plan. The Plan creates an "incentive pool" determined by multiplying a certain percentage of First National Bank income over a stated percentage ROE for the calendar year in question. Amounts paid into the incentive pool are distributed to participating employees based on the individual employee's merit and salary level.

(3) Figures shown represent the number of shares of Company stock subject to options awarded to the named executive officer during the years indicated.

(4) Includes $1,450 contributed by First National Bank through matching or discretionary contributions to its Employee Savings Plan and allocated to the named executive officer's accounts, and $365 of term life insurance premiums paid by First National Bank for the benefit of the named executive officer. The Employee Savings Plan is a "tax qualified" plan under Section 401(a) of the Internal Revenue Code and covers all First National Bank employees.


(5)  Mr.  Hipp's  employment   commenced  in  April,  1994.   Accordingly,   his
     compensation for 1994 covered only nine months.

(6) Mr. Hipp was not employed by the Company or any of its subsidiaries in 1993.

================================================================================

Employment Agreement

      In March, 1994, C. John Hipp, III, entered into an Employment Agreement with the Company providing for his employment as President and Chief Executive Officer of First National Bank. The term of the agreement began May 1, 1994, and ends April 30, 1997, with provision for Mr. Hipp's continued employment at will after April 30, 1997. The agreement provides for compensation for Mr. Hipp at the 1994 level or a greater rate set by the Board of Directors of the Company or by committee appointed by the Board of Directors, plus fringe benefits and reimbursement of expenses. Under the terms of the agreement, Mr. Hipp has also been granted options to purchase up to a total of 5,000 (before adjustments for 10% stock dividends paid on each of November 30, 1994 and November 30, 1995) shares of the Company's common stock under the terms and conditions of First National Corporation's Incentive Stock Option Plan of 1992. In the event of Mr. Hipp's termination prior to April 30, 1997 without cause, Mr. Hipp will be entitled to continued compensation at the rate then in effect until April 30, 1997. In the event that Mr. Hipp's employment is terminated for any reason by either Mr. Hipp or the Company prior to April 30, 1997, following a sale or merger (as defined in the agreement), Mr. Hipp will be entitled to continued compensation at the rate then in effect until April 30, 1997. In the event of termination of Mr. Hipp's employment because of death or disability prior to April 30, 1997, Mr. Hipp (or his estate) will be entitled to be paid his then current salary for a period of one year from the date of such termination. If Mr. Hipp's employment is terminated for any reason by either Mr. Hipp or by the Company after April 30, 1997 and prior to April 30, 2004, following a sale or merger, Mr. Hipp will be entitled to continued compensation at the rate then in effect for a period of three years or until April 30, 2004, whichever period is shorter. In the event of Mr. Hipp's termination after April 30, 1997 and prior to April 30, 2004 without cause or because of death or disability, Mr. Hipp (or his estate) will be entitled to be paid his then current salary for a period of one year from the date of such termination. Upon termination without cause, after a sale or merger, or after disability, however, Mr. Hipp is under an affirmative obligation for one year following termination to actively seek and accept comparable alternative employment, and any compensation received by him or earnable by him with reasonable diligence following such termination will be deducted from amounts owed to him by the Company under the Agreement.

Restricted Stock Plan

      On January 25, 1996, the Board of Directors of the Company approved the issuance of restricted stock to C. John Hipp, III, President and Chief Executive Officer of the Company. On March 7, 1996, the Board of Directors fixed the number of restricted shares issuable at 5,185. The grant is conditioned upon continued employment of Mr. Hipp as Chief Executive Officer of the Company at each vesting date as follows: a) 25% of the shares vest free of restrictions in 1999; b) an additional 25% of the shares vest free of restrictions in 2001; and
c) the remaining 50% of the shares vest free of restrictions in 2003. Termination of Mr. Hipp's employment as Chief Executive Officer for any reason (except death or change in control of the Company) prior to a vesting date would terminate any interest in non-vested shares. Prior to vesting of the shares, as long as Mr. Hipp remains Chief Executive Officer of the Company, he will have the right to vote such shares and to receive dividends paid with respect to such shares. All restricted shares will fully vest in the event of change in control of First National Bank or upon death of Mr.
Hipp while serving as Chief Executive Officer.

                  INFORMATION PERTAINING TO STOCK OPTION PLANS

      The Company's Incentive Stock Option Plan of 1992 was adopted by the Board of Directors on March 12, 1992, and was duly approved by shareholders of the Company on April 28, 1992. The Plan reserves 50,000 shares of Common Stock for issuance pursuant to the exercise of options that may be granted under the Plan. Options under the Plan are incentive stock options within the meaning of Section 422 of the Internal Revenue Code, and may be granted to key employees in full time employment of the Company or First National Bank. The Stock Option Committee, which is appointed by the Board of Directors of the Company, selects the employees to receive grants under the Plan and determines the number of shares to be covered by the options granted. Options granted under the Plan may not be exercised in whole or in part within one year following the date of grant of the options, and thereafter become exercisable in 25% increments over the next four years. The exercise price of the options may not be less than fair market value of the Common Stock on the date of grant. In the event of an acquisition or change in control of the Company or First National Bank, any options already granted will automatically become 100% vested. The options expire five years following grant. No options were granted to any named executive officer of the Company during 1995.

      The following table shows aggregated option exercises during 1995 and year end 1995 option values.


==================================================================================================================================
                             AGGREGATED OPTION EXERCISES DURING 1995 AND YEAR END 1995 OPTION VALUES
                          --------------------------------------------------------------------------------------------------------
                                   Options Exercised During                       Number and Value of Unexercised
                                             1995                                        Options at Year End
----------------------------------------------------------------------------------------------------------------------------------

    Executive Officer             Shares               Value                 Number of                 Value of Unexercised
                                Acquired or          Realized                Securities                    In-the-Money
                                 Exercised                                   Underlying                     Options(2)
                                                                            Unexercised
                                                                             Options(1)
----------------------------------------------------------------------------------------------------------------------------------

C. John Hipp, III.                  -0-                 -0-               Unexercised:    6,050    Unexercised:    $48,884
                                                                          Exercisable:    1,512    Exercisable:     $12,221
                                                                          Unexercisable:  4,538    Unexercisable:  $36,663
----------------------------------------------------------------------------------------------------------------------------------

Notes:

(1) Figures shown represent the total number of shares subject to unexercised options held by the indicated executive officer at year end 1995. The number of shares subject to options which were exercisable and unexercisable at year end 1995 are also shown. The number of options granted under the plan have been adjusted to reflect a stock dividend of 10% paid on November 30, 1994, and a stock dividend of 10% paid on November 30, 1995.

(2) Dollar amounts shown represent the value of stock options held by the indicated executive officers at year end 1995. Only those shares subject to options which are "in the money" are reported. Shares subject to an option are considered to be "in the money" if the fair market value at year-end 1995 of such shares of the Company's Common Stock exceeds the exercise or base price of such shares. At year end 1995, the Company's stock price exceeded the exercise price of all shares subject to option, thus all stock options were considered "in the money." For those options "in the money," value is computed based on the difference between the fair market value of the Company Common Stock at year end 1995 and the exercise or base price of the shares subject to underlying option. The value of shares subject to options exercisable and unexercisable at year end 1995 is also shown.
================================================================================


                      COMPENSATION COMMITTEE INTERLOCKS AND
                              INSIDER PARTICIPATION

     The Compensation Committee for the year ended December 31, 1995, was composed of William B. Cox, Chairman, C. Parker Dempsey, A. Dewall Waters, Larry
D. Westbury and C. John Hipp, III. Mr. Hipp is currently President and Chief Executive Officer of the Company and First National Bank, and Mr. Westbury is currently Chairman of the Board of the Company and is a former President and Chief Executive Officer of the Company and First National Bank. Although Mr. Hipp specifically excluded himself from any Compensation Committee discussions concerning his own compensation, he did participate in discussions concerning the compensation of other executive officers.

                 BOARD REPORT ON EXECUTIVE OFFICER COMPENSATION

     The Company's Compensation Committee is required to provide Company shareholders a report discussing the basis for the Compensation Committee's action in establishing compensation for Company and First National Bank executive officers. The report is also required to discuss the relationship, if any, between the Company's performance and executive officer compensation. Finally, the report must specifically discuss the factors and criteria upon which the compensation paid the Company's and First National Bank's Chief Executive Officer was based.

     The fundamental philosophy of the Company's compensation program is to offer competitive compensation opportunities for all First National Bank executive officers which are based both on the individual's contribution and on the Company's performance. The compensation paid is designed to retain and reward executive officers who are capable of leading the Company in achieving its business objectives in an industry characterized by complexity, competitiveness and change. The compensation of Company and First National Bank executive officers is reviewed and approved annually by the First National Bank Compensation Committee, which acts as the Company's Compensation Committee. Annual compensation for the Company's Chief Executive Officer (and other executive officers) consists of three elements.

- A base salary that is determined by individual contribution and performance, and which is designed to provide a base level of compensation comparable to that provided key executives of other financial institutions of similar size and performance.

- A short-term cash incentive program that is directly linked to individual performance and indirectly linked to Company and First National Bank performance.

- A long-term incentive program that provides stock options to executive officers. Stock option grants provide an incentive that focuses the executive's attention on managing the Company from the perspective of a stockholder with an equity stake in the business. The economic value of any stock option granted is directly tied to the future performance of the Company's stock and will provide value to the recipient only when the price of the Company's stock increases over the option grant price.

     For the Company's key executives, base salary is targeted to approximate average salaries for individuals in similar positions with similar levels of responsibilities who are employed by other banking organizations of similar size and financial performance. During 1995, the Company increased the Chief Executive Officer's base salary by 7.4%. The First National Bank Executive
Committee determined that the 7.4% increase in the Chief Executive Officer's base salary was appropriate in light of two primary factors. The first factor was a desire of the Company to provide the Chief Executive Officer with a base salary comparable to that paid on average by other banking organizations of similar size and financial performance. The Company periodically participates in local, state and other salary/compensation surveys and has access to other published salary/compensation data. The First National Bank Executive Committee annually reviews national, regional, statewide and local peer group salary data (to the extent available) to assist it in setting appropriate levels of the Chief Executive Officer's and other executive officers' base salaries. A second factor considered by the First National Bank Executive Committee in setting and adjusting base salary was First National Bank's 1995 performance accomplishment of a 12.25% return on equity. This performance indicator is updated annually, where needed, to help determine the increase in the Company's key executives' base salary and is also used to help determine the annual cash incentive, as described below.

     For the Company's key executives, the annual cash incentive during the years 1993, 1994 and 1995 ranged from 0% to 13.0% of base salary. This means that up to approximately 11.5% of annual compensation was variable, fluctuated significantly from year to year, and was directly and indirectly tied to business and individual performance. For purposes of determining the cash incentive payable during the years 1993, 1994 and 1995, Company performance was measured based on First National Bank Return on Equity (ROE). The First National Bank Executive Committee sets performance goals for First National Bank and Company at the beginning of each calendar year. In addition, the Company Board of Directors, at its discretion, retains the flexibility to change performance goals, bonus amounts and requirements of the Plan during the year. An "incentive pool" is determined by multiplying a certain percentage of First National Bank net income above a stated First National Bank ROE for the calendar year in question. Amounts paid into the incentive pool are distributed to participating executive officers (and other First National Bank officers) based on the individual officer's merit and salary level.

     For the Company's key executives, the long-term stock option plan awards during the years 1993, 1994 and 1995 were designed to provide economic value to executives directly linked to increases in shareholder value. The number of options granted were determined in the sole discretion of the Board. The economic value of these awards will fluctuate from year to year, based on changes in the Company's stock price. However, the average economic value accruing each year to Company executives during the years 1993, 1994 and 1995 has ranged from approximately 0% to 17% of base salary.

     This report is provided as a summary of current Board practice with regard to annual compensation review and authorization of executive officer compensation and with respect to specific action taken for the Chief Executive Officer. The $1,000,000 tax deduction limitation for executive compensation, added by the Omnibus Budget Reconciliation Act of 1993, is not relevant to this year's report and does not affect either the Company or First National Bank's compensation policy. Should such limitations become relevant, steps will be taken to amend the Company's and First National Bank's Compensation Policy to assure compliance.


                                                    William B. Cox, Chairman
                                                    C. Parker Dempsey
                                                    A. Dewall Waters
                                                    Larry D. Westbury
                                                    C. John Hipp, III

                                                    Board Compensation Committee
                                                    First National Bank

              OTHER BENEFIT PROGRAMS - DEFINED BENEFIT PENSION PLAN

     First National Bank maintains a noncontributory, defined benefit pension plan ("Pension Plan") covering its employees, including executive officers. The Pension Plan is a "tax qualified" plan under Section 401(a) of the Internal Revenue Code and must also comply with provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

     The pension table below shows estimated annual benefits payable upon retirement to persons in the specified remuneration and years of service categories as if retirement had occurred on December 31, 1995. The benefits shown are computed on a single life only annuity basis.


===================================================================================================================================
                               ESTIMATED ANNUAL BENEFITS UNDER FIRST NATIONAL BANK'S PENSION PLAN
                                YEARS OF SERVICE
-----------------------------------------------------------------------------------------------------------------------------------

         FAC*                        10                        20                         30                        40
        ------                      ----                      ----                       ----                      ---
-----------------------------------------------------------------------------------------------------------------------------------

              $  30,000            $2,965                    $5,930                     $8,896                    $10,378
                 40,000             4,515                     9,030                     13,546                     15,803
                 50,000             6,065                    12,130                     18,196                     21,228
                 60,000             7,615                    15,230                     22,846                     26,653
                 70,000             9,165                    18,330                     27,496                     32,078
                 80,000            10,715                    21,430                     32,146                     37,503
                 90,000            12,265                    24,530                     36,796                     42,928
                100,000            13,815                    27,630                     41,446                     48,353
                110,000            15,365                    30,730                     46,096                     53,778
                120,000            16,915                    33,830                     50,746                     59,203
-----------------------------------------------------------------------------------------------------------------------------------

* FAC: Final Average Compensation, computed as the average amount of a participant's compensation earned over the last 60 months prior to his or her retirement date or early termination of employment.

================================================================================

     Benefits. Upon a participant's retirement at his normal retirement date (age 65), a monthly retirement benefit will be paid in accordance with Pension Plan provisions. The amount of such monthly retirement benefit will equal 1/12 of the sum of (i) and (ii) as follows: (i) .90% of the Pension Plan participant's final average compensation multiplied by his years of credited service up to a maximum of 35 years; and (ii) .65% of the Pension Plan participant's final average compensation in excess of his covered compensation multiplied by his years of credited service up to a maximum of 35 years. For purposes of the above formula, a participant's final average compensation consists of the average amount of a participant's compensation earned over the last 60 months prior to early or normal retirement. In addition, a participant is credited with one year of credited service under the Pension Plan for each year in which 1,000 or more hours are worked. Benefits under the Pension Plan are not subject to deduction for Social Security or other offset amounts.

     Compensation Under the Pension Plan. For purposes of computing a participant's final average compensation, the Pension Plan uses the following definition of participant compensation: W-2 earnings, including bonuses, overtime and commissions, but excluding employer contributions to employee benefit plans, as limited by IRS Code Section 401(a)(17).

     Information as to Executive Officer Participation. For purposes of executive officer participation in the Pension Plan, the executive officer compensation used for purposes of computing executive officer benefits under the Pension Plan is the same as that shown in the Summary Compensation Table. As of December 31, 1995, the named

Company and First National Bank executive officer had accumulated the following years of credited service toward retirement: C. John Hipp, III, 2 years of credited service.


                          SHAREHOLDER PERFORMANCE GRAPH

     The Company is required to provide its shareholders with a line graph comparing the Company's cumulative total shareholder return with a performance indicator of the overall stock market and either a published industry index or a Company-determined peer comparison. The purpose of the graph is to help shareholders determine the reasonableness of the Compensation Committee's decisions with respect to the setting of various levels of executive officer compensation. Shareholder return (measured through increases in stock price and payment of dividends) is often a benchmark used in assessing corporate performance and the reasonableness of compensation paid executive officers.

     However, shareholders should recognize that corporations often use a number of other performance benchmarks (in addition to shareholder return) to set various levels of executive officer compensation. The Company's 1995 Annual Report to Shareholders contains a variety of relevant performance indicators concerning the Company. Thus, Company shareholders may wish to consider other relevant performance indicators in assessing shareholder return and the reasonableness of Company executive officer compensation, such as growth in earnings per share, book value per share and cash dividends per share, along with Return on Equity (ROE) and Return on Assets (ROA) percentages. As described in the Board Report on Executive Officer Compensation, the Company's Compensation Committee utilizes Bank ROE in helping to determine short-term cash incentive program awards.

     The performance graph below compares the Company's cumulative total return over the most recent 5-year period with both the NASDAQ Composite Index
(reflecting overall stock market performance) and the NASDAQ Bank Index (reflecting changes in banking industry stocks). Returns are shown on a total return basis, assuming the reinvestment of dividends and a beginning stock index price of $100 per share. The value of the Company's stock as shown in the graph is based on information known to the Company regarding transactions in the Company's stock. Because there is no active trading market in the Company's stock the information is based on a limited number of transactions.


                          NASDAQ Composite                 First National Corporation             NASDAQ Bank
       1991                   $100.00                               $100.00                         $100.00
       1992                   $115.45                               $106.15                         $152.03
       1993                   $132.48                               $145.99                         $196.67
       1994                   $128.24                               $194.24                         $198.85
       1995                   $179.43                               $243.13                         $287.95

                                       12

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     First National Bank has loan and deposit relationships with some of the directors of the Company and First National Bank and with companies with which the directors are associated as well as with members of the immediate families of the directors ("Affiliated Persons"). (The term "members of the immediate families" for purposes of this paragraph includes each person's spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters- in-law, and brothers and sisters-in-law.) Loans to Affiliated Persons were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and did not, at the time they were made involve more than the normal risk of collectibility or present other unfavorable features.

     Director, Robert R. Horger, is a partner in the law firm of Horger, Barnwell & Reid, which First National Bank has retained as general counsel during the past five years. First National Bank proposes to retain the firm during the current fiscal year.

               COMPLIANCE WITH THE SECURITIES EXCHANGE ACT OF 1934

     As required by Section 16(a) of the Securities Exchange Act of 1934, the Company's directors, its executive officers and certain individuals are required to report periodically their ownership of the Company's Common Stock and any changes in ownership to the Securities and Exchange Commission.

     John L. Gramling, a director of the Company, failed to file on a timely basis one report relating to the purchase of a small number of shares. The purchase should have been reported on a Form 4, due January 10, 1996, but inadvertently was not reported until January 17, 1996.

                  ADOPTION OF 1996 INCENTIVE STOCK OPTION PLAN

     The Board of Directors is seeking approval by the shareholders of the 1996 Incentive Stock Option Plan. The following is a summary of the 1996 Incentive Stock Option Plan, and is qualified in its entirety by reference to the plan, a copy of which is included herewith.

     On February 8, 1996, the Board of Directors of the Company adopted the 1996 Incentive Stock Option Plan, which reserves 73,000 shares of Common Stock for issuance pursuant to the exercise of options which may be granted pursuant to the 1996 Incentive Stock Option Plan. The 1996 Incentive Stock Option Plan will become effective March 14, 1996, subject to stockholder approval, and will terminate March 14, 2001, unless terminated earlier by the Board of Directors. Options under the 1996 Incentive Stock Option Plan will be "incentive stock options" within the meaning of the Internal Revenue Code and may be granted to persons who are employees of the Company or any subsidiary (including officers and directors who are employees) at the time of grant and who are, or are expected to be, primarily responsible for the management, growth or protection of some part or all of the business of the Company or any subsidiary. At December 31, 1995, the Company had 9 employees who could have been deemed to fall within this category. The 1996 Incentive Stock Option Plan will be administered by a Committee of not fewer than three directors of the Company appointed by the Board of Directors. All options must have an exercise price not less than the fair market value of the Common Stock at the date of grant, as determined by the Committee. The Committee may set other terms for the exercise of the options but may not grant to any person more than $100,000 of options (based on the fair market value of the optioned shares on the date of the grant of the option) which first become exercisable in any calendar year. The Committee also selects the employees to receive grants under the 1996 Incentive Stock Option Plan and determines the number of shares covered by options granted under the 1996 Incentive Stock Option Plan. Options granted pursuant to the 1996 Incentive Stock Option Plan will not be exercisable for one year following grant, and thereafter become exercisable in 25% increments over the next four years. No options may be exercised after five years from the date of grant; options may not be transferred except by will or the laws of descent and distribution; and options may be exercised only (i) while the optionee is an employee of the Company, (ii) within the earlier of five years from the date of grant or three months after the date of termination of employment, (iii) within the earlier of five years from the date of grant or two years after death, (iv) within the earlier of five years from the date of grant or one year after disability, or (v) in case of termination for good cause (as defined by the plan), immediately upon termination.

     The number and kind of shares that are available for issuance pursuant to the 1996 Incentive Stock Option Plan and that are subject to any options and the option price per share shall be adjusted in the event of any merger, consolidation, stock dividend, split-up, combination or exchange of shares or recapitalization or change in capitalization. Upon the occurrence of certain changes in control of the Company or its subsidiaries all options outstanding under the 1996 Incentive Stock Option Plan will become immediately exercisable. Furthermore, upon the proposal of an acquisition, merger, or change of control, the Committee may, at its sole discretion, issue all remaining options authorized under the 1996 Incentive Stock Option Plan.

     Neither the Company nor the recipient of incentive stock options will have federal income tax consequences from the issuance or exercise of the options. Because of the discretion given to the Board of Directors in selecting the employees to whom grants of options will be made and the number of options granted, the benefits or amounts any individual might receive under the 1996 Stock Option Plan are not presently determinable.

     The Board of Directors has adopted the 1996 Incentive Stock Option Plan because the Board of Directors believes that stock options provide an inexpensive way to reward and provide incentive to key employees. Since options issued under the plan will only be valuable to the recipient if the value of the stock rises, the future benefit to the recipient is linked to benefit to the shareholders.

     The Board of Directors believes that adoption of the 1996 Incentive Stock Option Plan is in the best interest of the shareholders and recommends a vote FOR approval of the 1996 Incentive Stock Option Plan.

                   AMENDMENTS TO THE ARTICLES OF INCORPORATION

     The Board of Directors is submitting to the shareholders for their approval the following proposed amendments to the Articles of Incorporation of the
Company:

     (1) Amendment to Article Tenth. The proposed amendment would delete the first sentence of Article Tenth of the Articles of Incorporation in order to cause such Article to conform to South Carolina corporate law. This amendment would eliminate the authority of the Board of Directors to remove other directors because there is no authority for such removal under South Carolina corporate law. As amended, Article Tenth would read as follows:

         Shareholders can remove directors with or without cause only by the affirmative vote of the holders of 80% of the Corporation's shares. Cause shall mean fraudulent or dishonest acts or gross abuse of authority in the discharge of duties to the Corporation and shall be established after written notice as specific charges and the opportunity to meet and refute such charges.

     (2) Amendment to delete Article Fifteenth. The proposed amendment would delete from the Articles of Incorporation Article Fifteenth in order to cause the Articles of Incorporation to conform to South Carolina corporate law. This Article as presently written allows the Board of Directors to fill the full unexpired term of a director. Directors do not have this authority under applicable South Carolina corporate law, which limits the term of a director selected by the Board of Directors to fill a vacancy only until the next shareholders meeting.

     (3) Amendment to delete Article Seventeenth. The proposed amendment would delete from the Articles of Incorporation Article Seventeenth in order to cause the Articles of Incorporation to conform to South Carolina corporate law. This Article as presently written requires 50% or more of the shareholders to call a special meeting of shareholders. This provision is contrary to South Carolina corporate law, which specifically provides that only 10% or more of the shareholders are necessary to call a special meeting of shareholders.

     (4) Amendment to Add New Article. It is proposed to add to the Articles of Incorporation a new article which provides as follows:

         When evaluating any proposed plan of merger, consolidation, exchange or sale of all, or substantially all, of the assets of the Corporation, the Board of Directors shall consider the interests of the employees of the Corporation and the community or communities in which the Corporation and its subsidiaries, if any, do business in addition to the interest of the Corporation's shareholders.

     This provision is substantially the same as a provision that is presently included in the Bylaws of the Corporation. The Board of Directors proposes to add this provision to the Articles of Incorporation to avoid any confusion concerning the effectiveness of this language. The Board believes that the Corporation, as the owner of one or more community banks should, in the event of a proposed plan of merger or sale, consider factors that are generally recognized as of significant importance to community banks, including the interests of employees of the Corporation and of the community served by the Corporation and its subsidiaries, in addition to the interests of shareholders of the Corporation.

     This proposed amendment may be deemed to present an impediment to a change in control of the Corporation even if such change in control were favored by a majority of shareholders because, absent such a provision in the Articles of Incorporation, under existing common law, directors would be required to give paramount consideration with respect to such matters to the best interests of shareholders. Other existing provisions of the Corporation's Articles of Incorporation and Bylaws, as well as provisions of state law, may also have the effect of preventing or impeding a takeover of the Corporation. These include a classified board of directors and supermajority voting provisions to approve (i) mergers and similar transactions not recommended by the Board of Directors or involving a shareholder that owns or controls 20% or more of the Corporation's voting stock at the time of the transaction and (ii) amendments to the Bylaws by the shareholders. Further, South Carolina law contains provisions that may impede or prevent a takeover of the Corporation by (a) restricting or eliminating the voting rights of a person or group with respect to shares of the Corporation's stock if the acquisition causes the person or group to have voting control of more than 20%, 33% or 50% of the Corporation's stock and (b) restricting the ability of the Corporation to enter into a merger or other business combination with a 10% or greater shareholder unless the transaction is approved by a majority of the directors before the shareholder became a 10% or greater shareholder.


     The Board of Directors recommends a vote FOR adoption of the foregoing amendments to the Company's Articles of Incorporation.

                             INDEPENDENT ACCOUNTANTS

     The Board of Directors, upon the recommendation of the Audit Committee, has appointed J. W. Hunt & Company, LLP, independent certified public accountants, as independent auditors for the Company and its subsidiaries for the current fiscal year ending December 31, 1996, subject to ratification by the shareholders. J. W. Hunt & Company, LLP has advised the Company that neither the firm nor any of its partners has any direct or material interest in the Company and its subsidiaries except as auditors and independent certified public accountants of the Company and its subsidiaries.

     A representative of J. W. Hunt & Company, LLP will be present at the 1996 Annual Meeting and will be given the opportunity to make a statement on behalf of the firm if he so desires. A representative of J. W. Hunt & Company, LLP is also expected to respond to appropriate questions from shareholders.

                   AVAILABILITY OF ANNUAL REPORT ON FORM 10-K

     The Company, upon request and without charge, will provide shareholders with copies of its Annual Report on Form 10-K for the year ended December 31, 1995 filed with the Securities and Exchange Commission. Shareholders should direct their requests to: First National Corporation, 345 John C. Calhoun Drive, S.E., Orangeburg, South Carolina 29115, attention: W. Louis Griffith.

                                 OTHER BUSINESS

     The Board of Directors of the Company does not know of any other business to be presented at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, however, it is the intention of the persons named in the accompanying proxy to vote such proxy in accordance with their best judgment.

                           FIRST NATIONAL CORPORATION

                       INCENTIVE STOCK OPTION PLAN OF 1996


1.   Purpose of Plan

     The purpose of this Incentive Stock Option Plan ("Plan") is to aid the First National Corporation ("Corporation") and its subsidiaries in securing and retaining top management and key employees of outstanding ability by making it possible to offer them an increased incentive, in the form of a proprietary interest in the Corporation, to join or continue in the service of the Corporation and its subsidiaries and to increase their efforts for the welfare and success of the Corporation and its subsidiaries.

2.   Definitions

     As used in this Plan, the following words shall have the following meanings:

     (a) "Bank" means any bank which is a Subsidiary of the Corporation;

     (b) "Board" means the Board of Directors of First National Corporation, Orangeburg, South Carolina;

     (c) "Code" means the Internal Revenue Code of 1986, as amended;

     (d) "Committee" means the administrative committee appointed by the Board under Section 3 of the Plan;

     (e) "Common Stock" means the $5.00 par value common stock of First National Corporation;

     (f) "Corporation"  means  First  National  Corporation,  a  South  Carolina
         corporation  with  principal  offices  located  at  Orangeburg,   South
         Carolina;

     (g) "Disability" means the Participant's inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months;

     (h) "Incentive Stock Option" means a stock option to purchase shares of Common Stock, which is intended to qualify as an incentive stock option defined in Code Section 422;

     (i) "Key Employee" means any person in the regular full-time common law employment of the Corporation, the Bank, or any Subsidiary, as an officer thereof, who in the opinion of the Committee, is or is expected to be primarily responsible for the management, growth or protection of some part or all of the business of the Corporation, the Bank or any Subsidiary.

     (j) "Option" means an Incentive Stock Option granted under the Plan;

     (k) "Parent" means any corporation in an unbroken chain of corporations if each of the corporations owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chains;

     (l) "Participant" means a person to whom an Option is granted that has not expired and ceased to be exercisable under the Plan; and

     (m) "Subsidiary" means any corporation in an unbroken chain of corporations beginning with the Corporation if each of the corporations other than the last corporation in the unbroken chain owns fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

3.   Administration of Plan

     The Plan shall be administered by a Committee (the "Committee") of not less than three (3) directors of the Corporation appointed by the Board. The members of the Committee shall be disinterested persons within the meaning of 12 C.F.R. Section 240.16b-3(c)(2)(i). None of the members of the Committee shall be eligible to be selected for grant of an Option, or any other option or shares under the Plan. The Committee may adopt its own rules of procedure; and the action of a majority of the Committee, taken at a meeting or taken without a meeting by a writing signed by such majority, shall constitute action by the Committee. The Committee shall have the power and authority to administer, construe and interpret the Plan, to make rules for carrying it out and to make changes in such rules.


4.   Granting of Options

     The Committee may from time to time grant Options under the Plan to such Key Employees and subject to the limitations of paragraph (a) of Section 7, for such number of shares as the Committee may determine. Subject to the provisions of the Plan, the Committee may impose such terms and conditions as it deems advisable on the grant of an Option. Any of the foregoing to the contrary notwithstanding, the following limitations shall apply to the grant of any Incentive Stock Option:

     (a) The aggregate fair market value, determined at the time an Incentive Stock Option is granted, of the Common Stock subject to Incentive Stock Options that are exercisable by a Participant for the first time during any calendar year shall not exceed $100,000.


     (b) Any Option granted to a Participant, who immediately before such grant owns Common Stock possessing more than ten percent (10%) of the total combined voting power of all classes of Common Stock of the Corporation or common stock of any Subsidiary shall not be an Incentive Stock Option, unless (i) at the time such Option is granted the Option price per share is not less than one hundred ten percent (110%) of the optioned stock's then fair market value; and (ii) the Option shall not be exercisable after the expiration of five (5) years from the date of the grant of the Option.

5.   Terms of Options

     The terms of each Option granted under the Plan shall be as determined from time to time by the Committee and shall be set forth in an Incentive Stock Option Agreement in a form approved by the Committee; provided, however, the terms of such Agreement shall not exceed the following limitations:

     (a) Option Price. Subject to paragraph (b) of Section 4, the Option price per share shall not be less than one hundred percent (100%) of the fair market value of the Common Stock at the time the Option is granted.

     (b) Option Vesting. Subject to paragraph (b) of Section 4 and paragraph (b) of Section 9, the Option shall be exercisable in accordance with the limitations set forth below, unless an earlier expiration date shall be stated in the Option or the Option shall cease to be exercisable pursuant to paragraph (d) of this Section 5.

         (i) The Options granted shall not be exercisable in whole or in part prior to one (1) year after the date of grant of the Option to a Key Employee; and

         (ii) A maximum of twenty-five percent (25%) of the Options granted shall be exercisable one (1) year following the date of grant of the Options to a Key Employee; and

         (iii)A maximum of fifty percent (50%) of the Options shall be exercisable two (2) years following the date of grant of the Options to a Key Employee; and

         (iv) A maximum of seventy-five percent (75%) of the Options shall be exercisable three (3) years following the date of grant of the Options to a Key Employee; and

         (v) One hundred percent (100%) of the Options shall be exercisable four (4) years following the date of grant of the Options to a Key Employee; and

         (vi) The Options granted shall expire and not be exercisable after the expiration of five (5) years from the date of grant of the Options to a Key Employee.

     (c) Manner of Exercise of Options and Payment. Incentive Stock Options may be exercised by a Participant by giving written notice to the Secretary of the Corporation stating the number of shares of Common Stock with respect to which the Incentive Stock Option is being exercised and tendering payment therefor. At the time that an Incentive Stock Option granted under the Plan, or any part thereof, is exercised, payment for the Common Stock issuable thereupon shall be made in full in cash or by certified check.

         As soon as reasonably possible following such exercise, a certificate representing shares of Common Stock purchased, registered in the name of the Participant shall be delivered to the Participant.

     (d) Termination of Employment. If a Participant's employment with the Corporation, the Bank or a Subsidiary terminates, the following rules shall apply:

         (i) Termination. If a Participant's employment with the Corporation, the Bank or a Subsidiary terminates other than by reason of the Participant's death, disability or retirement after reaching age 65, the Participant's Option shall thereupon expire and cease to be exercisable upon the expiration date of the earlier of five (5) years from the date of grant of the Option, or three (3) months from the date of such termination. This provision shall not apply if the Participant, after such termination, continues to be employed by any of the Corporation, the Bank or a Subsidiary.

         (ii) Death. If the Participant's employment with the Corporation, the Bank or a Subsidiary terminates by reason of his death, the Participant's Option shall terminate and cease to be exercisable upon the expiration of the earlier of five (5) years from the date of grant of the Option, or two (2) years from the date of such termination in the case of death. Such Option may be exercised by the duly appointed personal representative of the deceased Participant's estate.

        (iii) Disability. If a Participant's employment with the Corporation, the Bank or a Subsidiary terminates by reason of disability, the Participant's Option shall terminate and cease to be exercisable upon the expiration of the earlier of five (5) years from the date of grant of the Option, or one (1) year from the date of such termination in the case of disability.

         (iv) Retirement. If a Participant's employment with the Corporation, the Bank or a Subsidiary terminates by reason of retirement after reaching age 65 (other than for disability), the Participant's Option shall expire and cease to be exercisable upon the earlier of five (5) years from the date of grant of the Option, or three
              (3) months from date of such termination.

         (v) Termination for Good Cause. Notwithstanding anything contained herein to the contrary, if a Participant's employment with the Corporation, the Bank or a Subsidiary is terminated for Good Cause, as defined below and as determined by the Committee, any Option granted to that Participant shall be immediately revoked and terminated and the Participant, his heirs and assigns shall have no further rights under this Plan.

              For purposes of this Plan, Good Cause shall mean: (i) the Participant's conviction of any criminal violation involving dishonesty, fraud, or breach of trust, (ii) the Participant's willful engagement in any misconduct in the performance of his employment duties that materially injures the Corporation, the Bank or any Subsidiary, (iii) the Participant's performance of any act which, if known to the customers, clients or stockholders of the Corporation, the Bank or any Subsidiary would materially and adversely have an impact on the business of the Corporation, the Bank or any Subsidiary, or (iv) the Participant's willful, wrongful and substantial nonperformance of assigned duties (provided that such nonperformance has continued more than ten
              (10) days after the Corporation, the Bank or any Subsidiary has given written notice of such nonperformance and of its intention to terminate the Participant's employment because of such nonperformance).

         (vi) Noncompetition. Notwithstanding anything contained herein to the contrary, for a period of two (2) years after the last exercise of an option, the Participant, other than in the ordinary course of employment with the Corporation, the Bank or any Subsidiary, shall not: (1) within the counties where the Corporation or its Subsidiaries have business offices or operations engage in, or work for, or own, manage, operate, control or participate in the ownership, management, operation or control of, or be connected with, or have any financial interest (other than the ownership of equity or debt securities) in, any individual, partnership, firm , corporation or institution engaged in any of the same or similar activities to those now or hereafter carried on by the Corporation, the Bank or any Subsidiary; (2) interfere with the relationship of the Corporation, the Bank or any Subsidiary and any of their employees, agents or representatives; or (3) directly or indirectly divert or attempt to divert from the Corporation, the Bank or any Subsidiary any business in which such entities have been actively engaged during the term hereof, nor interfere with the relationships of such entities with their dealers, distributors, sources of supply or customers. Any breach of this restrictive covenant by the Participant will result in the forfeiture by the Participant, his heirs and assigns of any and all rights under this Plan.

6.   Exercise of Options

     The holder of an Option who decides to exercise the Option in whole or in part shall give notice to the Secretary of the Corporation of such exercise in writing on a form approved by the Committee. Any exercise shall be effective as of the date specified in the notice of exercise, but not earlier than the date of notice of exercise and not before payment in full of the Option price is actually received by the Secretary of the Corporation.

7.   Limitations and Conditions

     (a) Shares Subject to Option. The total number of shares of Common Stock that may be optioned as Incentive Stock Options under the Plan is Seventy-three Thousand (73,000) shares of First National Corporation's $5.00 par value Common Stock. The foregoing numbers of shares may be increased or decreased by the events set forth in paragraph (a) of
         Section 9.

     (b) Grant of Options. The amount of shares of Common Stock that may be optioned as Incentive Stock Options under the Plan as set forth in
         Section 7(a) above shall, on an annual basis, be determined solely at the discretion of the Committee. Notwithstanding anything to the contrary herein, if there is a proposed acquisition, merger, change of control or other takeover of the Corporation and/or the Bank or a Subsidiary, the Committee, at its sole discretion, may issue any Options authorized under this Plan but unissued prior to such time.

     (c) Expiration of Option. Any shares of Common Stock that have been optioned that cease to be subject to an Option (other than by reason of exercise of the Option) shall again be available for option and shall not be considered as having been theretofore optioned.

     (d) Termination of Plan. No Option shall be granted under the Plan after March 14, 2001, and the Plan shall terminate on such date. However, Options granted before such date may extend beyond that date in accordance with the Plan. At the time an Option is granted or amended or the terms or conditions of an Option are changed, the Committee may provide for limitations or conditions on the exercisability of the Option.

     (e) Non-transferability. An Option shall not be transferable by the Participant otherwise than by will or by the laws of descent and distribution. During the lifetime of the Participant, an Option shall only be exercisable by the Participant.

     (f) Compliance with Laws and Regulations. The Corporation shall not be obligated to deliver any shares until there has been compliance with such laws or regulations as the Corporation may deem applicable. The Corporation shall use its best efforts to effect such compliance. No fractional shares shall be delivered.

         In addition to the foregoing and not by way of limitation, the Corporation may require that the person exercising the Option represent and warrant at the time of such exercise that any shares acquired by exercise are being acquired only for investment and without any present intention to sell or distribute such shares, if, in the opinion of counsel for the Corporation, such a representation is required under the Securities Act of 1933 or any other applicable law, regulation or rule of any governmental agency.

8.   Transfers and Leaves of Absence

     For purposes of the Plan: (a) a transfer of a Participant's employment without an intervening period from the Corporation to the Bank or a Subsidiary or vice versa, or from one Subsidiary to another or from Parent to Subsidiary or vice versa, shall not be deemed a termination of employment, and (b) a Key Employee who is granted in writing a leave of absence of no more than ninety (90) days, or if more than ninety (90) days, which guarantees his employment with the Corporation, the Bank or any Subsidiary at the end of such leave, shall be deemed to have remained in the employ of the Corporation, the Bank or the Subsidiary during such leave of absence.

9.   Stock Adjustments

     (a) Change in Corporate Structure. In the event of any merger, consolidation, stock dividend, split-up, combination or exchange of shares or recapitalization or change in capitalization, the total number of shares set forth in paragraph (a) of Section 7 shall be proportionately and appropriately adjusted. In any such case, the number and kind of shares that are subject to any Option (including any Option outstanding after termination of employment) and the Option price per share shall be proportionately and appropriately adjusted without any change in the aggregate Option price to be paid therefor upon the exercise of the Option. The determination by the Committee as to the terms of any of the foregoing adjustments shall be conclusive and binding.

     (b) Change in Control. If after the effective date hereof (and after the requisite stockholder approval of the Plan under Section 17), either
         (i), (ii) or (iii) below shall occur, any Participant holding an Option shall immediately have the right to exercise the Option for all shares optioned thereunder and not previously purchased, irrespective of any provision under the Option agreement which would otherwise prohibit such exercise at such time:

              (i) the acquisition  ("Acquisition"),  directly or indirectly,  by any "person" (as such term is defined for purposes of Sections 13(d) and 14(d) of the Securities and Exchange Act of 1934 ("Exchange Act"), other than by the Corporation, a tax-qualified retirement plan under the Code, or any person so defined who on the effective date hereof is a director of the Bank or the Corporation or whose shares of stock therein are treated as "beneficially owned" (as such term is defined for purposes of Rule 13d-3 of the Exchange Act) by any such director ("Acquiror"), of the beneficial ownership (as such term is defined for purposes of Section 13(d)(1) of the Exchange Act) of shares of the Corporation which, when added to any other shares beneficially owned by the Acquiror, shall have twenty percent (20%) or more of the combined voting power of the Corporation's then outstanding securities; or

              (ii)the occurrence of any merger,  consolidation or reorganization to which the Corporation is a party and pursuant to which the Corporation (or an entity controlled thereby) is not a surviving entity, or the sale of all or substantially all of the assets of the Corporation, Bank or a Subsidiary; or

             (iii)the  occurrence of a change in  control of the Corporation, as defined by 12 U.S.C. Section 1817(j).

10.  Amendments and Termination

     (a) Amendment. The Board shall have the power to amend the Plan, including the power to change the amount of aggregate fair market value of the shares for which any Key Employee may be granted Incentive Stock

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

         Options under Section 4 to the extent provided in Code Section 422. It shall not, however, except as otherwise provided in the Plan, increase the maximum number of shares authorized for the Plan, nor change the class of eligible employees to other than Key Employees, nor reduce the basis upon which the minimum Option price is determined, nor extend the period within which Options under the Plan may be granted, nor provide for an Option that is exercisable during a period of more than five (5) years from the date it is granted. It shall have no power (without the consent of the person or persons at the time entitled to exercise the Option) to change the terms and conditions of any Option in a manner that would adversely affect the rights of such persons except to the extent, if any, provided in the Option.

     (b) Termination. The Board may suspend or terminate the Plan at any time. No such suspension or termination shall affect Options then in effect.

11.  No Employment Right

     The grant of an Option hereunder shall not constitute an agreement or understanding, expressed or implied, on the part of the Corporation or the Bank, any Parent or any Subsidiary, to employ the Participant for any specified period and shall not confer upon any employee the right to continue in the employment of the Corporation or the Bank, any Parent or any Subsidiary, nor affect any right which the Corporation or the Bank, a Parent or Subsidiary may have to terminate the employment of such Participant.

12.  Fair Market Value

     Whenever the fair market value of Common Stock is to be determined under the Plan as of a given date, such fair market value shall be determined as follows:

     (a) If the Common Stock is traded on the over-the-counter market, the average of the mean between the bid and the asked price for the Common Stock at the close of trading for the ten consecutive trading days immediately preceding such given date;

     (b) If the Common Stock is listed on a national securities exchange, the average of the closing prices of the Common Stock on the composite tape for the ten consecutive trading days immediately preceding such given date; and

     (c) If the Common Stock is neither traded on the over-the-counter market nor listed on a national securities exchange, such value as the Board, in its sole discretion and in good faith, shall determine. In making its determination, the Board may rely on all relevant information, including but not limited to, the following: (i) a recent appraisal by a qualified expert as to the value of the Common Stock, (ii) documentation of sales of Common Stock similar in block size and recently sold in an arm's length transaction, (iii) recent offers to purchase or sell Common Stock, (iv) the history of the Corporation, the Bank and its Subsidiaries, (v) the nature of the Corporation and Bank's business, the economic outlook in general and the outlook of the specific industry within which the Corporation, the Bank and its Subsidiaries operate, (vi) the book value of the Common Stock and the Corporation's general financial condition, (vii) the historical earnings of the Corporation, (viii) the Corporation's dividend paying capacity, and (ix) the fair market value of comparable corporation stock, if any, whose stock is actively traded. In making its assessment, the Board shall determine all relevant information, including the above factors, and shall apply sound reasoning in determining the relative weight to be given to any factor used in arriving at its good faith valuation.

13.  Notices

     Every direction, revocation or notice authorized or required by the Plan shall be deemed delivered to the Corporation (i) on the date it is personally delivered to the Secretary of the Corporation at its principal executive officers or (ii) three business days after it is sent by registered or certified mail, postage prepaid, addressed to the Secretary of the Corporation at such offices, and shall be delivered to a Participant
     (i) on the day it is personally delivered to him or her or (ii) three business days after it is sent by registered or certified mail, postage prepaid, addressed to him or her at the last address shown for him or her on the records of the Corporation, Bank or any Subsidiary.

14.  Applicable Law

     All questions pertaining to the validity, interpretation and administration of the Plan and Options granted hereunder shall be determined in conformity with the laws of the state of South Carolina, to the extent not inconsistent with Section 422 of the Code and regulations thereunder.

15.  No Obligation to Exercise Options

     The granting of an Incentive Stock Option shall impose no obligation upon a Participant to exercise such Incentive Stock Option.

16.  Withholding Taxes

     Upon the exercise of any Incentive Stock Option, the Corporation shall have the right to require the Participant to remit to the Corporation an amount sufficient to satisfy all federal, state and local withholding tax requirements prior to the delivery of any certificate or certificates for shares of Common Stock.

     Upon the disposition of any Common Stock acquired by the exercise of an Incentive Stock Option, the Corporation shall have the right to require the Participant to remit to the Corporation an amount sufficient to satisfy all federal, state and local withholding tax requirements as a condition to the registration of the transfer of such common stock on its books.


17.  Effective Date

     The Plan is adopted on and shall be effective as of March 14, 1996, subject to its approval as of such date by action of the stockholders of the Corporation within twelve (12) months of such effective date, and subject to any modification that may be made herein, prior to such stockholder approval, that may be deemed required or appropriate by the Board to meet legal requirements. All Options which have been or may be granted under the Plan prior to stockholder approval, shall be conditioned upon, and shall not be exercisable until after such stockholder approval.


18.  Rule 16b-3 Status

     The Plan is intended to comply with all applicable conditions of Rule 16b-3 (and any amendment or successor thereto) promulgated pursuant to the Exchange Act. All transactions under the Plan involving persons subject to
     Section 16 of the Exchange Act are subject to such conditions of Rule 16b-3 (and any amendment or successor thereto), regardless of whether the conditions are expressly set forth in the Plan. Any provision of the Plan that is contrary to a condition of Rule 16b-3 (or any amendment or successor thereto) shall not apply to any such persons.

APPENDIX - FORM OF PROXY

                                      PROXY

                           FIRST NATIONAL CORPORATION

               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
          FOR ANNUAL MEETING OF SHAREHOLDERS - TUESDAY, APRIL 23, 1996

     C. John Hipp, III and W. Louis Griffith, or either of them, with full power of substitution, are hereby appointed as agent(s) of the undersigned to vote as proxies all of the shares of Common Stock of First National Corporation held of record by the undersigned on the Record Date at the Annual Meeting of Shareholders to be held on April 23, 1996, and at any adjournment thereof, as follows:

1.       ELECTION OF         FOR all nominees listed          WITHHOLD AUTHORITY
         DIRECTORS.          below (except any I have         to vote for all
                             written below) [  ]              nominees listed
                                                              below  [  ]

            [  ]     WITHHOLD AUTHORITY on the following nominees only

William B. Cox, C. Parker Dempsey, J. Carlisle McAlhany, Anne H. Oswald, A. Dewall Waters

INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL(S) WRITE THE NOMINEE'S(S') NAME(S) ON THE LINE BELOW.



2.   PROPOSAL TO ADOPT THE 1996 INCENTIVE STOCK OPTION PLAN.

     [  ]     FOR          [  ]     AGAINST          [  ]     ABSTAIN

3. PROPOSAL TO AMEND THE COMPANY'S ARTICLES OF INCORPORATION BY DELETING THE FIRST SENTENCE OF ARTICLE NINTH AND DELETING ALL OF ARTICLE FIFTEENTH AND ARTICLE SEVENTEENTH.

     [  ]     FOR          [  ]     AGAINST          [  ]     ABSTAIN

4.   PROPOSAL TO AMEND THE ARTICLES OF INCORPORATION BY ADDING THE FOLLOWING
     PROVISION:

         WHEN EVALUATING ANY PROPOSED PLAN OF MERGER, CONSOLIDATION, EXCHANGE OR SALE OF ALL OR SUBSTANTIALLY ALL, OF THE ASSETS OF THE CORPORATION, THE BOARD OF DIRECTORS SHALL CONSIDER THE INTERESTS OF THE EMPLOYEES OF THE CORPORATION AND THE COMMUNITY OR COMMUNITIES IN WHICH THE CORPORATION AND ITS SUBSIDIARIES IF ANY DO BUSINESS IN ADDITION TO THE INTEREST OF THE CORPORATION'S SHAREHOLDERS.

     [  ]     FOR          [  ]     AGAINST          [  ]     ABSTAIN

5.

     PROPOSAL TO RATIFY APPOINTMENT OF J. W. HUNT & COMPANY, LLP, CERTIFIED PUBLIC ACCOUNTANTS, AS THE COMPANY'S INDEPENDENT AUDITORS FOR 1996.

     [  ]     FOR          [  ]     AGAINST          [  ]     ABSTAIN

6. And, in the discretion of said agents, upon such other business as may properly come before the meeting, and matters incidental to the conduct of the meeting. (Management at present knows of no other business to be brought before the meeting.)

THE PROXIES WILL BE VOTED AS INSTRUCTED. IF NO CHOICE IS INDICATED WITH RESPECT TO A MATTER WHERE A CHOICE IS PROVIDED, THIS PROXY WILL BE VOTED "FOR" SUCH MATTER.

Please sign exactly as name appears below. When signing as attorney, executor, administrator, trustee, or guardian, please give full title. If more than one trustee, all should sign. All joint owners must sign.


Dated:                                 ,  1996       ___________________________
       --------------------------------

                                                     ---------------------------





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